EXHIBIT 10.19

LICENSE AGREEMENT

This License Agreement (“Agreement”) is made as of April 1, 2007, (the “Effective Date”), between CrownBeav, LLC an Oregon limited liability company with its principal place of business at 895 Country Club Road, Suite B-100, Eugene, Oregon 97401 (“Licensor”), and American Medical Technology, Inc. a Delaware corporation with its principal place of business at 5655 Bear Lane, Corpus Christi, TX 78405 (“AMT”).

RECITALS

A.            Licensor manufactures and sells certain proprietary dental products.

B.            AMT is a global leading distributor of dental and other products.

C.            Licensor and AMT desire that Licensor appoint AMT as a distributor of such Licensor products in a designated territory, subject to and in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the terms, covenants, and conditions expressed in this Agreement to be kept and performed by the parties to this Agreement, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which is hereby acknowledged, and based on the foregoing recitals which each party acknowledges to be true, and which are hereby incorporated into this Agreement, the parties mutually agree as follows:

1.             APPOINTMENT AND LICENSES.

1.1           Appointment.  Subject to AMT’s compliance with the terms and conditions of this Agreement and subject to any limitations in this Agreement, Licensor appoints AMT, and AMT accepts such appointment, as the independent exclusive distributor of the products listed in Exhibit A (“Products”) in and limited to the territory specified in Section 1.2 (“the Exclusive Territory”) and appointment as an independent nonexclusive distributor of products listed in Exhibit A in and limited to the territory specified in Section 1.3 (“the Nonexclusive Territory”).  The Exclusive Territory and the Nonexclusive Territory may be jointly referred to as “the Territories”.  Subject to AMT’s compliance with the terms and conditions of this Agreement, during the term of this Agreement, Licensor will not appoint another distributor of the Products in the Exclusive Territory.

1.2           Exclusive Territory.  The Exclusive Territory is the world except for the United States and Canada.  AMT will distribute the Products in the Exclusive Territory only to dealers for resale to dental professional customers. AMT will have an exclusive license to sell the Products in the Exclusive Territory.

1.3           Nonexclusive Territory.  The Nonexclusive Territory is the United States and Canada.  AMT will distribute the Products in the Nonexclusive Territory only to dealers for resale to dental professional customers.  AMT will have a nonexclusive license to sell the Products in the Nonexclusive Territory.

1.4           Technology License.  Licensor shall manufacture, or have manufactured, and supply all Products to which this Agreement applies.  Licensor shall deliver to AMT, promptly after the Effective Date, such packaging instructions and written specifications reasonably required to enable AMT to distribute the Products within the Territories (the “Specifications”).  Licensor and AMT understand and acknowledge that the Products are manufactured through the use of those certain processes, know-how, and related materials proprietary to Licensor (“the Technology”) and made available to AMT in a limited way hereunder.  Licensor hereby grants AMT a worldwide, exclusive (in the Exclusive Territory) and nonexclusive (in the Nonexclusive Territory), non-transferable license during the term of this Agreement to use the Technology solely for the purpose of selling, offering to sell, exporting, distributing, marketing and supporting the Products as to the Territories.  Except for the limited right to appoint other distributors (including distributors who may market, distribute and sell to other distributors) to market and distribute the Products as contemplated herein, AMT shall have no right to sublicense the rights set forth herein.

1.5           Supply and Manufacturing:  AMT acknowledges that Licensor has not granted manufacturing rights, (using the Technology or otherwise) to AMT and that AMT shall purchase the Products from Licensor pursuant to a Manufacturing Agreement between both parties.  Should future business conditions dictate the need for AMT to manufacture Products, such manufacturing rights can only be assigned under a separate Manufacturing Agreement between both parties.   Licensor shall manufacture, package, label and ship the Products on behalf of AMT to AMT’s customers.  Licensor will provide packaging, labeling, product assembly, labor, shipping, and other services requested by AMT at cost plus fifteen percent (15%).  Services and products provided by Licensor will be provided at location(s) and by personnel determined by Licensor at its sole discretion.  AMT may choose to order bulk shell units at the agreed unit prices without the aforementioned handling fees except for shipping charges.  In the event that AMT makes such a decision, then AMT shall be responsible for packaging, labeling, shipping and any other services related to the distribution of such shell units in conformance with the Specifications and subject to the prior approval of the Licensor.

1.6           Trademark License.  Subject to AMT’s compliance with the terms and conditions of this Agreement, Licensor grants to AMT an exclusive (in the Exclusive Territory) and nonexclusive (in the Nonexclusive Territory), non-transferable license to use the trade names, trademarks, logos and designations in or associated with the Products, as specified in Exhibit A (“Marks”), during the term of this Agreement, solely in connection with AMT’s marketing, promotion, distribution and sale of the Products within the Territories.  Any such use of a Mark by AMT must correctly attribute ownership of such mark to Licensor and must be in accordance with applicable law and Licensor’s then-current trademark usage guidelines.  AMT will not remove or obscure any Marks on or in the Products, and will not attach any additional trademarks, logos, or trade designations on or to the Products.  For the avoidance of doubt, the preceding language will not prohibit AMT from noting AMT as the exclusive distributor of the Products (in the Exclusive Territory), not prohibit AMT from noting that AMT is a non-exclusive distributor of the Products (in the Non-exclusive Territory), or providing contact information of AMT for questions and problems relating to the Products.

1.7           Limitations.  No grant, right, license, or immunity is conveyed or granted to AMT by implication or otherwise under this Agreement with respect to the Products, the Technology, or any other actual or inchoate property right of Licensor except as expressly set forth in this Agreement.

Except as expressly set forth herein, neither the granting of the licenses herein, nor the acceptance of Royalties hereunder, shall constitute an approval of or acquiescence in AMT’s practices with respect to trademarks, trade names, corporation names, advertising, or similar practices with respect to the Products, nor does the granting of such licenses constitute an authorization or approval of, or acquiescence in the use of Licensor’s name or any trade name or trademark of Licensor or its affiliates in connection with the manufacturer, advertising, or sale of the Products, and Licensor hereby expressly reserves all rights with respect thereto.

2.             AMT’S OBLIGATIONS.

2.1           Promotion and Distribution.  AMT will promote and advertise the Products in accordance with Licensor’s reasonable policies, as announced from time to time.  AMT will obtain Licensor’s prior approval of any promotional or advertising materials relating to the Products to be used in the Nonexclusive Territory before publishing or distributing such material.  Licensor understands the complexities of promotion and advertising in the international marketplace especially with regards to foreign languages and local standards.  As such Licensor shall not require prior approval for promotional materials and advertising conducted in the Exclusive Territory.  AMT agrees to submit copies of all international promotions and advertising to Licensor for reference and archiving.  Licensor shall manufacture the Products, but in the event that the parties may agree in the future that AMT shall manufacture, assemble or repackage all or a portion of the Products, AMT agrees that the nature and the quality of the Products it manufactures, assembles or repackages shall conform to the quality standards of Licensor, as set forth in the Specifications as may be updated by Licensor from time to time.  In no event shall the Products fail to meet applicable widely-accepted industry standards, including any laws or regulations governing the Products.  If AMT manufactures, assembles or repackages the Products, AMT agrees to furnish Licensor from time to time with representative samples of the Products for purposes of determining that such Products conform to the Specifications, and agrees to permit Licensor to inspect, from time to time and with reasonable notice, the facilities at which AMT manufactures assembles or repackages the Products, as applicable.

2.2           Minimum Commitments.  AMT will market and sell at least the minimum quantities of each Product for each of the periods specified in Exhibit B.  If AMT does not market and sell the minimum quantities specified in Exhibit B during any such period, then, upon Licensor’s request, AMT will promptly provide Licensor with a written report explaining AMT’s failure to sell the minimum quantity, and Licensor will have the right, in its sole discretion, to do any of the following: (i) revise the minimum quantities specified in Exhibit B for future periods; or (ii) terminate this Agreement for cause, effective immediately upon notice to AMT, in the event that AMT does not cure such breach within ninety  (90) days after notice from Licensor by selling the minimum quantities during such ninety  (90) day period.

2.3           AMT Personnel.  AMT will maintain sufficient technical and sales personnel having the knowledge and skills necessary to: (i) inform customers about the features and capabilities of the Products and, to the extent necessary, competitive products; (ii) service and support the Products in accordance with AMT’s obligations under this Agreement; and (iii) otherwise perform its obligations under this Agreement.

2.4           Support.  AMT will provide prompt and comprehensive pre-sales and post-sales support services for the Products to AMT’s customers in the Territories.

2.5           Packaging.  AMT will distribute the Products unmodified and with all packaging and proprietary rights statements intact as provided in the Specifications, and any changes to such packaging or marking shall require Licensor’s pre-approval, which approval shall not be unreasonably withheld.  Additionally, AMT will be responsible for providing any limited license agreements or limited warranty statements to customers, and all such agreements shall be between AMT and the customer.  Licensor shall not be a party to such agreements.

2.6           Business Conduct.  AMT will: (i) not engage in any business practice or conduct that will result in the disparagement of the Products and/or the good name, goodwill, and reputation of Licensor; (ii) make no false or misleading representations or advertisements with regard to Licensor or the Products; and (iii) make no representations, warranties or guarantees to customers or to the trade with respect to the specifications, features, or capabilities of the Products that are inconsistent with the literature distributed, created, or approved by Licensor.

2.7           Maintenance of Regulatory Approvals, Licenses, Certifications and CE Mark.

2.7.1  AMT shall be fully responsible for obtaining all necessary recertification and registration for AMT to sell Products in the Exclusive Territory.  AMT shall also maintain in good standing all necessary regulatory approvals, licenses, ISO certifications and CE Markings currently issued under Licensor’s name in countries previously listed by Licensor and for notifying the issuing parties and/or governmental agencies in each country where such regulatory approvals, licenses, ISO certifications and CE Markings have been issued under Licensor’s name.  Licensor shall, at no cost to Licensor, provide any assistance reasonably requested by AMT with respect to AMT obtaining regulatory approvals, licenses, ISO certifications and CE Markings.

2.7.2  AMT will be solely responsible for ensuring that the promotion, marketing, sales and distribution of Products is conducted in compliance with all regulations applicable to Products in each country where AMT undertakes such activities.  AMT commits to ensure that all regulatory approvals, licenses, ISO certifications and CE Markings are properly maintained or obtained, as applicable, such that there is no impairment of the good name and goodwill of Licensor.  Licensor shall, at no cost to Licensor, provide any assistance reasonably requested by AMT in order for AMT to ensure that all regulatory approvals, licenses, ISO certifications and CE Markings are properly maintained or obtained, as applicable.

2.7.3  AMT will be solely responsible for communicating with pertinent governmental agencies or other regulating bodies with respect to all regulatory approvals, licenses, ISO certifications and CE Markings currently issued under Licensor’s name in the Exclusive Territory.

2.8           Costs for Maintaining Registered Trademarks.  AMT agrees to reimburse Licensor for Licensor’s reasonable costs relating to the maintenance of the Product’s trademarks in all applicable jurisdictions.

3.             RECORDS AND REPORTS.

3.1           Reports.  Commencing with the second calendar quarter of 2007, and within thirty (30) calendar days after the end of each calendar quarter thereafter, AMT will provide Licensor with a written report that includes: (i) AMT’s net sales and shipments of each Product for that calendar quarter, by dollar volume and number of units (a “unit” being defined for this Agreement as an individual crown shell or individual bridge shell or comparable item), both in the aggregate and for such categories as Licensor may reasonably designate from time to time; and (ii) any other information reasonably requested by Licensor.  AMT’s report will comply in form and substance with Licensor’s reporting requirements, as they are reasonably determined by Licensor and communicated to AMT from time to time.

3.2           Notification.  AMT will promptly notify Licensor of any: (i) claim, allegation, or proceeding of any kind or nature involving the Products, or any of them; or (ii) claimed or suspected Product defects.

3.3           Records.  During the term of this Agreement and for a period of two (2) years after the termination or expiration thereof, AMT will maintain complete and accurate books, records and accounts relating to the distribution of the Products, and will permit Licensor’s authorized representatives to examine them on reasonable prior notice.

4.             CONSIDERATION.

4.1           Royalty.  AMT shall pay to Licensor, as provided in Exhibit B to this Agreement, the sum or sums due for sale of the Products (“the Royalty”).  AMT shall pay for all orders placed for Products and/or services under net 30 day terms.  If the Royalty amount, or other amount due, is unknown at the time of placement of the Product Order Licensor shall issue an invoice for the amount due when known.  Any outstanding invoices for Products or services must be paid within thirty (30) days from the receipt of such invoices by AMT in accordance with Section 9.6 of this Agreement.  Violation of these payment terms by AMT shall result in non-fulfillment of orders until deficiencies are rectified.  If such deficiencies continue for a period of ninety (90) days, Licensor has the right to terminate the Agreement for cause without the payment of compensation as referenced in Section 5.3 of this

Agreement. If the Agreement is terminated and payment deficiencies have been rectified by AMT, Licensor agrees to pay AMT for any open Product sales-related compensation that may be owed.  AMT shall be liable for interest on any overdue Royalty payments commencing on the date such Royalty becomes due at the annual rate of one percent (1%) over the prime interest rate quoted by Licensor’s bank on the date such Royalty becomes due.  If such interest rate exceeds the legal rate in the jurisdiction where a claim therefore is being asserted, the interest rate shall be reduced to the maximum rate that is legal in such jurisdiction.

4.2           Option.  In addition to amounts due to Licensor under the provisions of Agreement, as consideration for the license granted by Licensor to AMT hereunder, AMT grants to Licensor an option, as set forth in that certain Option Agreement, attached hereto as Exhibit C.

5.             TERM AND TERMINATION.

5.1           Term.  This Agreement commences on the Effective Date and, unless it is terminated earlier or the term is modified in accordance with the terms of this Agreement, will remain in effect for a term of ten (10) years thereafter.  At the end of such ten (10) year term, this Agreement will renew for an additional ten (10) years if the terms and conditions of such renewal are agreed upon by the parties prior to the expiration of the initial term of this Agreement, and thereafter shall automatically renew for additional five (5) year terms unless the parties mutually agree in writing to cancel this Agreement at least thirty (90) days prior to such automatic renewal.

5.2           Termination For Cause.  Either party may terminate this Agreement for cause at any time if the other party breaches any material term of this Agreement and fails to cure that breach within sixty (60) days (except that if the breach is for nonpayment under Section 4.1, no additional time for cure shall be allowed beyond the ninety (90) days set forth in Section 4.1) after notice thereof from the non-breaching party, assuming such breach is capable of being cured.  Licensor may also terminate this Agreement, at any time, if any one of the following occurs:

(i) AMT becomes the subject of a voluntary or involuntary petition in bankruptcy or proceeding relating to insolvency, receivership, or liquidation for the benefit of creditors;

(ii) the common stock of AMT is no longer trading, or permitted to be traded, in any domestic securities market, or AMT is not in compliance with applicable securities laws;

(iii) outstanding invoices from Licensor to AMT are not paid within sixty (60) days of the dates on which they are due.

(iv) AMT changes substantially the nature of its business as presently conducted; or,

(v)  AMT experiences sales decreases in the Products of more than five percent (5%) per month in four (4) consecutive months.

In the event of a breach by AMT described in subsections (i) through (v), Licensor shall not fill orders for Products until any such breach is cured.  If any such breach continues uncured for a period of sixty (60) days, Licensor has the right to terminate this Agreement “with cause” and therefore without payment of compensation owed to AMT as provided in Section 5.3 labeled “termination without cause”.  If AMT cures such breach within sixty (60) days, Licensor agrees to pay AMT any Product sales-related compensation that may be due.

5.3           Termination without Cause.  AMT shall have the right to terminate this Agreement at any time, for any reason, during the term of this Agreement, by providing to Licensor a thirty (30) day notice.  If AMT terminates this Agreement “without cause”, AMT shall pay Licensor twenty-five thousand US Dollars ($25,000), in cash as liquidated damages, payable immediately upon termination.  Licensor shall have the same right to terminate this Agreement at any time, for any reason, during the term of this Agreement, by providing to AMT a thirty (30) day notice.  If Licensor terminates this Agreement “without cause”, Licensor shall pay AMT twenty-five thousand US Dollars ($25,000), as liquidated damages, payable immediately upon termination.

5.4           Effect of Termination.  Upon the termination or expiration of this Agreement: (i)  each party will promptly return to the other party or destroy all Confidential Information (as defined in Section 6.1) of the other party in its possession or control, and will provide the other party with a certification, signed by one of its officers, certifying the return or destruction of all such Confidential Information; (ii) AMT will cease using the Marks and other intellectual property of Licensor and promoting and advertising the Products and (iii) all of the licenses granted hereunder shall terminate.  Termination of this Agreement for any cause whatsoever shall in no manner interfere with, affect, or prevent the collection by Licensor of any and all sums of money or option rights due it under this Agreement or prevent the collection by AMT of any and all sums of money due it under this Agreement  Upon termination of this Agreement for any reason, payments required by this Agreement, but not yet due, shall become due and payable within 30 days, and the Royalties due on AMT’s inventory of Products for which payments are not yet required may be offset against payments for Products due to AMT as though sales of the AMT inventory of Products had taken place prior to termination of this Agreement.

6.             CONFIDENTIALITY.

6.1           Definition.  “Confidential Information” means: (i) any non-public information of a party, including, without limitation, any information relating to a party’s current and planned products and services, technology, techniques, know-how, research, engineering, designs, finances, accounts, procurement requirements, manufacturing, customer lists, business forecasts and marketing plans, including without limitation the Specifications and the Technology; (ii) any other information of a party that is disclosed in writing and is conspicuously designated as “Confidential” at the time of disclosure or that is disclosed orally and is identified as “Confidential” at the time of disclosure, and is summarized in a writing sent by the disclosing party to the receiving party within thirty (30) days of any such disclosure; and (iii) the specific terms and pricing set forth in this Agreement.

6.2           Exclusions.  The obligations in Section 6.3 will not apply to the extent any Confidential Information: (i) is or becomes generally known to the public through no fault of or breach of this Agreement by the receiving party; (ii) was rightfully in the receiving party’s possession at the time of disclosure, without an obligation of confidentiality; (iii) is independently developed by the receiving party without use of the disclosing party’s Confidential Information; or (iv) is rightfully obtained by the receiving party from a third party without restriction on use or disclosure.

6.3           Obligations.  Each party will not use the other party’s Confidential Information, except as necessary for the performance of this Agreement, and will not disclose such Confidential Information to any third party, except to those of its employees and subcontractors that need to know such Confidential Information for the performance of this Agreement, provided that each such employee and subcontractor is subject to a written agreement that includes binding use and disclosure restrictions that are at least as protective as those set forth herein.  Each party will use all reasonable efforts to maintain the confidentiality of all of the other party’s Confidential Information in its possession or control, but in no event less than the efforts that it ordinarily uses with respect to its own confidential information of similar nature and importance.  The foregoing obligations will not restrict either party from disclosing the other party’s Confidential Information or the terms and conditions of this Agreement: (i) pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided that the party required to make such a disclosure gives reasonable notice to the other party to enable it to contest such order or requirement; (ii) on a confidential basis to its legal or professional financial advisors; (iii) as required under applicable securities regulations; or (iv) on a confidential basis to present or future providers of venture capital and/or potential private investors in or acquirers of such party.

7.             INDEMNITIES.

7.1           Licensor Indemnity.  Licensor will defend or settle, indemnify, and hold AMT harmless from any liability, damages and expenses (including court costs and reasonable attorneys’ and expert witness fees) arising out of or resulting from any lawsuit brought against AMT, and only AMT, to the extent that it is based upon a third-party claim that Licensor’s use of the Technology, as provided by Licensor to AMT under this Agreement, infringes any United States patent or any copyright or misappropriates any trade secret, and will pay any costs and damages made in settlement or awarded against AMT in final judgment resulting from any such claim, provided that AMT: (i) gives Licensor prompt notice of any such claim; (ii) gives Licensor sole control of the defense and any related settlement of any such claim; and (iii) gives Licensor, at Licensor’s expense, all reasonable information, assistance, cooperation and authority in connection with the foregoing.  Licensor will not be bound by any settlement or compromise that AMT enters into without Licensor’s express prior consent.  Licensor shall not effect any such settlement without the prior written consent of AMT, which consent shall not be unreasonably withheld.

7.2           Injunctions.  If AMT’s rights to use the Technology under the terms of this Agreement is, or in Licensor’s opinion is likely to be, enjoined due to the type of claim specified in Section 7.1, then Licensor may, at its sole option and expense: (i) procure for AMT the right to continue to use and distribute such Technology under the terms of this Agreement; (ii) replace or modify such Technology so that it is non-infringing; or (iii) if options (i) and (ii) above cannot be reasonably accomplished, then Licensor may terminate AMT’s rights and Licensor’s obligations hereunder with respect to such Technology.  A termination of this Agreement by AMT under Section 7.2(iii) shall be deemed to be a termination with cause for purposes of this Agreement.

7.3           Indemnity Exclusions.  Licensor will have no obligation under Sections 7.1 or 7.2 for any claim of infringement or misappropriation to the extent that it results from: (i) the combination, operation or use of the Technology with or in equipment, products, or processes not provided by Licensor or authorized in the Specifications; or (ii) modifications to a Product other than as authorized in the Specifications or otherwise approved by Licensor.  The foregoing clauses (i) and (ii) are referred to collectively as “Indemnity Exclusions”.

7.4           AMT Indemnity.  AMT will defend or settle, indemnify, and hold Licensor harmless from any liability, damages and expenses (including court costs and reasonable attorneys’ and expert witness fees) arising out of or resulting from any third-party claim based on or otherwise attributable to: (i) AMT’s negligence or intentional conduct; (ii) any misrepresentations made by AMT with respect to Licensor or the Products; or (iii) an Indemnity Exclusion.

8.             LIABILITY.

8.1           Exclusion of Certain Damages.  IN NO EVENT WILL LICENSOR BE LIABLE FOR ANY SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS OR REVENUE, LOSS OF USE, LOST BUSINESS OPPORTUNITIES OR LOSS OF GOODWILL), OR FOR THE COSTS OF PROCURING SUBSTITUTE PRODUCTS, ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR THE USE OR PERFORMANCE OF ANY PRODUCTS OR SERVICES PROVIDED BY LICENSOR, WHETHER SUCH LIABILITY ARISES FROM ANY CLAIM BASED UPON CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE, WHETHER OR NOT LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE.  THE PARTIES HAVE AGREED THAT THESE LIMITATIONS WILL SURVIVE AND APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS FOUND TO HAVE FAILED ITS ESSENTIAL PURPOSE.

9.             GENERAL.

9.1           Assignment.  AMT may not assign or transfer this Agreement, in whole or in part, by operation of law or otherwise, without Licensor’s prior written consent; provided that AMT shall have the right to transfer this Agreement to its successor in interest in the event that there is a sale of substantially all of the assets of AMT or a change in control of the stock of AMT, unless Licensor reasonably objects to such assignment (e.g., assignee is a competitor of Licensor).  Except as provided in this Section 9.1, any attempt to assign or transfer this Agreement, without such consent, will be null, void, and of no effect.  Subject to the foregoing, this Agreement will bind and inure to the benefit of each party’s permitted successors and assigns.

9.2           Governing Law and Jurisdiction.  This Agreement will be governed by and construed in accordance with the laws of the State of Oregon, excluding its conflict of laws principles.  The parties disclaim application of the United Nations Convention on Contracts for the International Sale of Goods.

9.3           Compliance with Law.  AMT will have and maintain all permits and licenses required by any governmental unit or agency and will comply with all applicable laws and regulations, including United States export laws, in performing its this Agreement and with respect to the Products.

9.4           Attorneys’ Fees.  Should either party employ an attorney to institute suit or action or demand arbitration to enforce any of the provisions of this Agreement, to protect its interest in any matter arising under this Agreement, or to collect damages for the breach of this Agreement, the prevailing party shall be entitled to recover from the other party reasonable attorney fees, costs, charges, and expenses (including the cost of experts) expended or incurred therein at hearing, trial, on appeal, or otherwise in an amount to be fixed by the court or arbitrator(s).  Unless judgment goes by default, the attorney fee award shall not be computed in accordance with any court schedule, but shall be such as to fully reimburse all attorneys fees actually incurred in good faith, regardless of the size of a judgment, it being the intention of the parties to fully compensate for all attorney fees and experts fees and experts fees paid or incurred in good faith.  The arbitrator(s) in any arbitration proceeding shall have the right to allocate his or their fees between the parties or to charge all of such fees to one party, as the arbitrator(s) shall deem to be just.  This clause applies, but is not limited to, proceedings in bankruptcy or otherwise.

9.5           Nonexclusive Remedy.  Except as expressly set forth in this Agreement, the exercise by either party of any of its remedies under this Agreement will be without prejudice to its other remedies under this Agreement or otherwise.

9.6           Notices.  All notices, approvals, consents and other communications required or permitted under this Agreement will be in writing and delivered by confirmed facsimile transmission, by courier or overnight delivery service with written verification of receipt, or by registered or certified mail, return receipt requested, postage prepaid, and, in each instance, will be deemed given upon receipt.  All such notices, approvals, consents and other communications will be sent to the addresses set forth above or to such other address as may be specified by either party to the other party in accordance with this Section.

For Licensor:

Charles R. Schrader

Jordan Schrader PC

P.O. Box 230669

Portland, Oregon 97281

Two Centerpointe Drive, 6th Floor

Portland, Oregon 96035

Fax: (508) 598-7373

For AMT:

Reish Luftman Reicher & Cohen

11755 Wilshire Boulevard,

Tenth Floor

Los Angeles, California 90025

Attention:  Mark Terman

Fax:  310-478-5891

9.7           Force Majeure.  Neither party will be responsible for any failure or delay in its performance under this Agreement (except for any payment obligations) due to causes beyond its reasonable control, including, but not limited to, labor disputes, strikes, lockouts, shortages of or inability to obtain energy, raw materials or supplies, war, terrorism, riot, or acts of God.

9.8           Relationship of the Parties.  The parties are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise or agency between the parties.  Neither party will have the power to bind the other party or to incur any obligations on its behalf, without the other party’s prior consent.

9.9           Waiver.  The failure by either party to enforce any provision of this Agreement will not constitute a waiver of future enforcement of that or any other provision.

9.10         Severability.  If for any reason a court of competent jurisdiction finds any provision of this Agreement invalid or unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible and the other provisions of this Agreement will remain in full force and effect.

9.11         Exhibits.  Any exhibits referred to in this Agreement are by this reference incorporated into this Agreement as if they were fully set forth herein.

9.12         Mediation.  Except for claims for indemnity arising out of or relating to a lawsuit claiming damages for personal injury or property damage filed by or against any party to this Agreement, the parties mutually agree that any dispute that may arise under this Agreement will be submitted to a mediator agreed to by both parties as soon as reasonable after such dispute arises, but in any event prior to the commencement of arbitration or litigation.  Such mediation shall occur in the Portland, Oregon metropolitan area and the mediation fees and mediator’s expenses shall be shared equally by the parties.   The parties agree to exercise their best efforts in good faith to resolve all disputes in mediation.  Either party may terminate the mediation at any time after the first session, but the decision to terminate must be delivered in person by the party’s representative to the other party’s representative and the mediator.

9.13         Entire Agreement.  This Agreement, including all exhibits hereto, constitutes the complete and exclusive understanding and agreement between the parties regarding its subject matter and supersedes all prior or contemporaneous agreements or understandings, whether written or oral, relating to its subject matter.  Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by duly authorized representatives of each party.

9.14         Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

AMERICAN MEDICAL TECHNOLOGIES~~:~~		CROWNBEAV, LLC

By:	/s/ Judd D. Hoffman	By:	/s/ Peter E. Pifer

Name:	Judd D. Hoffman	Name:	Peter E. Pifer

Title:	CEO/President	Title:	CEO/Manager

Date:	05/12/07	Date:	05/08/07

Exhibit A

Products and Marks

Products

SHELLS ONLY KITS:

AKSO    112 Adult Posterior Crowns (Opaque)

AKTSO  112 Adult Posterior Crowns (Translucent)

ATSO    56 Adult Anterior Crowns

PKSO    112 Pediatric Crowns

APSO    56 Pediatric Anterior Crowns

PBSO    16 Bridge Shells (Opaque)

PBTSO   16 Bridge Shells (Translucent)

CROWN REFILL PACKAGES:

Adult Posterior   (ACT = Translucent)

AC1 or ACT1    Small Upper Right Molar

AC2 or ACT2    Medium Upper Right Molar

AC3 or ACT3    Large Upper Right Molar

AC4 or ACT4    X-Large Upper Right Molar

AC5 or ACT5    Small Upper Left Molar

AC6 or ACT6    Medium Upper Left Molar

AC7 or ACT7    Large Upper Left Molar

AC8 or ACT8    X-Large Upper Right Molar

AC9 or ACT9    Small Lower Bicuspid

AC10 or ACT10  Large Lower Bicuspid

AC11 or ACT11  Small Lower Molar

AC12 or ACT12  Medium Lower Molar

AC13 or ACT13  Large Lower Molar

AC14 or ACT14  X-Large Lower Molar

AC15 or ACT15  Small Upper Bicuspid

AC16 or ACT16  Large Upper Bicuspid

Pediatric Posterior

PC1    Upper Small Right Primary Molar

PC2    Upper Large Right Primary Molar

PC3    Lower Small Right Primary Molar

PC4    Lower Large Right Primary Molar

PC5    Lower Small Left Primary Molar

PC6    Lower Large Left Primary Molar

PC7    Upper Small Left Primary Molar

PC8    Upper Large Left Primary Molar

Adult Anterior

AA1   Small Cuspid

AA2   Medium Cuspid

AA3   Large Cuspid

AA4   X-Small Incisor

AA5   Small Incisor

AA6   Medium Incisor

AA7   Large Incisor

AA8   X-Large Incisor

Pediatric Anterior

PA1   Small Cuspid

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PA2    Medium Cuspid

PA3    Large Cuspid

PA4    X-Large Cuspid

PA5    Small Incisor

PA6    Medium Incisor

PA7    Large Incisor

PA8    X-Large Incisor

BRIDGE REFILL PACKAGES:

Posterior Bridge  (PBT = Translucent)

PB1 or PBT1    Small Upper Right Bridge

PB2 or PBT2    Large Upper Right Bridge

PB3 or PBT3    Small Upper Left Bridge

PB4 or PBT4    Large Upper Left Bridge

PB5 or PBT5    Small Lower Right Bridge

PB6 or PBT6    Large Lower Right Bridge

PB7 or PBT7    Small Lower Left Bridge

PB8 or PBT8    Large Lower Left Bridge

Marks

Patented Products:

U.S. Pat. Nos. 6,068,481; 6,257,892; 6,447,296

U.S. and foreign patents issued and pending

Trademark:

DIRECTCROWN® is a registered trademark of CrownBeav, LLC

Copyright Notice:

©CrownBeav 2007

All Rights Reserved

ISO Certification:

No. FM502327

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EXHIBIT B

Minimum Commitment and Royalty Schedule

Commencing with the second calendar quarter of 2007 and continuing on a trailing twelve month basis through the remainder of the term of the Agreement, AMT shall order at least 200,000 units annually in the Exclusive Territory for the licenses granted by this Agreement to continue.

In executing this Agreement, AMT agrees to a two tier Product cost schedule, one for the international market (the Exclusive Territory) and a separate one for the U.S/Canadian market (the Nonexclusive Territory).

Markets in the Exclusive Territory shall have initial pricing (“Royalty”) of $  per shell until unit orders exceed 200,000 units.  Initial shell Royalty on units above 200,000 shells shall be $  per shell.  Initial Royalty for bridge shell units shall be $  per unit, which shall initially reduce to $  per shell unit when the total shell units of crown and bridge units exceed 200,000 on a trailing 12 month basis.  The minimum number of shell units ordered in the Exclusive Territory may not be less than 200,000 units annually for the licenses granted by this Agreement to continue and not be subject to termination by Licensor for cause.  Licensor may agree to take into consideration any unforeseen or prevailing market conditions prior to terminating this Agreement for failure to meet 200,000 units annually.

Markets in the Nonexclusive Territory shall have initial pricing (“Royalty”) of $  per shell unit until unit orders by AMT exceed 250,000 units.  For shell unit orders above 250,000, the initial Royalty on such shells be at $  per shell.  Bridge shell units shall have an initial Royalty of $  per unit until 250,000 such units are ordered by AMT.  Bridge shell units shall have an initial Royalty of $  per shell when total crown and bridge units ordered exceed 250,000 on a trailing 12 month basis.  The minimum number of shell units ordered in the Nonexclusive Territory by AMT and Licensor together shall not be less than 250,000 shell units during the trailing 12 months for this Agreement to not be subject to termination by Licensor for cause.  Licensor may agree to take into consideration any unforeseen or prevailing market conditions prior to terminating this Agreement for failure to meet 250,000 units annually.

On or before April 1, 2008, and on or before each succeeding April 1, AMT and Licensor shall agree upon price adjustments (“Price Adjustments”), if any, to be applied to the Royalties and other pricing that may arise under this Agreement for the next succeeding twelve month period beginning April 1st (“Agreement Year”).  Such Price Adjustment will take into account the following factors (collectively, “Pricing Factors”) as they relate to changes from the then pricing and Royalties:  (i) changes in the cost of labor, materials, manufacturers and service providers used by Licensor in its operations, (ii) changes in regulatory requirements which may give rise to changed costs for Licensor, and (iii) changes in Licensor’s overhead costs.  Such Price Adjustments will take effect April 1 and apply to the balance of the Agreement Year.

If AMT and Licensor can not agree on Price Adjustments then AMT and Licensor shall mediate the Price Adjustments in accordance with Section 9.12 of this Agreement.

If no agreement is reached by May 15 of the Agreement Year, through mediation or otherwise, then the Price Adjustments shall be submitted to binding arbitration.  The arbitration shall be held in Portland, Oregon, in accordance with the rules of the Arbitration Service of Portland then in effect.  Price Adjustment disputes shall be heard and decided by one arbitrator jointly selected by the parties on or before June 30, but if they are unable to agree on the choice of an arbitrator the Presiding Judge of the

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Court of Jurisdiction shall appoint the arbitrator.  The arbitrator shall be a person knowledgeable of the polycarbonate manufacturing and dental products industries.  AMT and Licensor shall share compensation of the arbitrator equally.  The determination of Price Adjustments, if any, by the arbitrator shall take into account the Pricing Factors, and shall be final and binding on AMT and Licensor.  The arbitrator shall make his or her decision no later than July 15 of the Agreement Year in which the Price Adjustments are to take effect.

All Royalty payments shall be due at the time provided in Section 4.1.  AMT shall pay all Royalties and other costs due hereunder in United States dollars.

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EXHIBIT C

OPTION AGREEMENT

AMT and Licensor have entered into the Agreement, of which this exhibit is a part, under which Licensor grants to AMT the exclusive distribution rights to the products listed in Exhibit A in international markets and nonexclusive rights to the products listed in Exhibit A in the US and Canadian markets.

In addition to agreeing to pay for the Products, as provided elsewhere in the Agreement, AMT grants to Licensor the option to purchase 1,000,000 shares of AMT common stock at $.20 per share.  This option will vest two years from the Effective Date of the Agreement.  The option shall terminate and expire on the earlier to occur of the termination (other than termination for cause by Licensor, or termination without cause by AMT), or five (5) years from the Effective Date of the Agreement – whichever shall first occur.

If the share value of the AMT stock at the end of the second year from the Effective Date of the Agreement does not have a trading price of $.40 per share during the preceding 30-day period, AMT will grant to Licensor an option to purchase additional AMT shares so that the value of the AMT shares subject to the new option, when added to the value of the AMT shares that Licensor already has an option to purchase is equal to  $400,000.

For example if at the end of the second anniversary of the Effective Date of the Agreement, the trading price of the AMT stock is $.30 per share, AMT will grant to Licensor an option to acquire an additional 333,333 shares of AMT stock.  $400,000 – Value of AMT stock under the outstanding option of $300,000 (1,000,000 x $.30.) + Value of an additional 333,333 shares of AMT stock a $.30 a share $1,000,0000 (333,333 x .$.30).

Upon the exercise of this option by Licensor, the initial term of this Agreement, as set forth in Section 5.1, shall be extended for ten (10) years from the date of exercise, unless the Agreement is terminated earlier in accordance with the terms of the Agreement.  At the end of such ten (10) year term, this Agreement will renew for an additional ten (10) year term if the terms and conditions of such renewal are agreed upon by the parties prior to the expiration of the extended initial term of this Agreement.  In addition, AMT will be granted a first right of refusal to license products developed and marketed by Licensor and/or any affiliated company or subsidiary on a nonexclusive basis as a private label, or under negotiated terms as branded products.

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